Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the (i) Registration Statement (Form S-8 No. 333-143786) and Registration Statement (Form S-8 No. 333-183483) pertaining to the Amended and Restated 2006 Equity Incentive Plan of Cyclacel Pharmaceuticals, Inc. and (ii) Registration Statement (Form S-3 No. 333-187801) and related Prospectus of Cyclacel Pharmaceuticals Inc, for the registration of common stock, preferred stock, warrants, debt securities, rights, purchase contracts and units, of our report dated March 31, 2011 (except Note 13, as to which the date is December 21, 2012), with respect to the consolidated statements of stockholders equity of Cyclacel Pharmaceuticals, Inc. (a development stage company) for the period from August 13, 1996 (inception) to December 31, 2010 included in this Annual Report (Form 10-K) for the year ended December 31, 2013 and the consolidated statements of operations, comprehensive loss, and cash flows of Cyclacel Pharmaceuticals, Inc. for the period from August 13, 1996 to December 31, 2010, not presented herein.

/S/ ERNST & YOUNG LLP

London, England
March 26, 2014